EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

SEACOAST BANKING CORPORATION OF FLORIDA

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Seacoast Banking Corporation of Florida (“Company”) for the period ended December 31, 2017 (“Report”), I, Dennis S. Hudson, III, Chairman and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2018	/s/ Dennis S. Hudson , III
Dennis S. Hudson, III
Chairman & Chief Executive Officer